                           --------------------------------

                              GREAT LAKES AVIATION, LTD.

                           --------------------------------

                               STOCK PURCHASE AGREEMENT

                           --------------------------------


                                   August 31, 1998

                                    TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
1.   Authorization of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Sale and Purchase of Securities . . . . . . . . . . . . . . . . . . . . . . . . 1

3.   Closing; Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

4.   Restriction on Transfer of Securities . . . . . . . . . . . . . . . . . . . . . 2
     4.1   Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     4.2   Legend; Stop Transfer Order . . . . . . . . . . . . . . . . . . . . . . . 2
     4.3   Removal of Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

5.   Representations and Warranties of the Company . . . . . . . . . . . . . . . . . 3
     5.1   Organization, Standing, etc . . . . . . . . . . . . . . . . . . . . . . . 3
     5.2   Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     5.3   Authorization; Non-Contravention; Approvals . . . . . . . . . . . . . . . 3
     5.4   Status of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     5.5   SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     5.6   Forecast. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.7   Litigation; Governmental Proceedings. . . . . . . . . . . . . . . . . . . 5
     5.8   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.9   No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . 6
     5.10  Debt Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     5.11  Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     5.12  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

6.   Representations and Warranties of Purchasers. . . . . . . . . . . . . . . . . . 6
     6.1   Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     6.2   Location of Principal Office and Qualification as Accredited Investor . . 7
     6.3   Acts and Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     6.4   No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . 7

7.   Registration Statement on Form S-3. . . . . . . . . . . . . . . . . . . . . . . 8
     7.1   Demand Registration Right . . . . . . . . . . . . . . . . . . . . . . . . 8
     7.2   Limitation on Resales . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     7.3   Eligibility for S-3 Registration. . . . . . . . . . . . . . . . . . . . .10
     7.4   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     7.5   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     7.6   Registrable Securities Defined; Applicability of Registration Right . . .12


                                        i


8.   General Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

9.   Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

10.  Changes, Waivers.  etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

11.  Understanding Among Purchasers. . . . . . . . . . . . . . . . . . . . . . . . .13

12.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

13.  Survival of Representations and Warranties etc  . . . . . . . . . . . . . . . .13

14.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

15.  Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

16.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

17.  Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Schedule A - List of Purchasers

Exhibit 1  -  Fairness Opinion
Exhibit 2  -  Co-Sale Agreement

                              GREAT LAKES AVIATION, LTD.

                               STOCK PURCHASE AGREEMENT


                                                           As of August 31, 1998

To Each of the Persons Named in
     Schedule A to this Agreement
     (the "Purchasers")

Gentlemen:

     In consideration of the agreement of the Purchasers to purchase the Shares (as hereinafter defined), as provided for herein, the undersigned GREAT LAKES AVIATION, LTD., an Iowa corporation (the "Company"), hereby agrees with each of the Purchasers as follows:

     1. AUTHORIZATION OF SECURITIES. The Company proposes to authorize, issue and sell an aggregate of up to 1,000,000 shares of its common stock, par value $.01 per share (the "Shares").

     2. SALE AND PURCHASE OF SECURITIES. Subject to the terms and conditions hereof, the Company hereby agrees to sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name in Schedule A hereto, at the purchase price set forth opposite such Purchaser's name in Schedule A hereto.

     3. CLOSING; PAYMENT. The closing of the sale to, and purchase by, the Purchasers of the Shares (the "Closing") shall occur at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, at the hour of 5:00 P.M., Minneapolis time, on August 31, 1998 or on such other day or at such other time or place as the Purchasers and the Company shall agree upon (the "Closing Date").

     As soon as practicable after the Closing, the Company will deliver to the Purchasers certificates representing the Shares being purchased by the Purchasers, registered in their respective names as stated in Schedule A hereto (or in the names of their respective nominees as may be specified to the Company at least 48 hours prior to the Closing Date).

     Each Purchaser will deliver to the Company checks or wire transfers in the amounts set forth after their respective names in Schedule A hereto, against delivery of the certificates for the Shares, in payment of the total purchase price of the Shares being purchased by the

Purchasers; provided, however, that with respect to Iowa Great Lakes Flyers, Inc. ("Flyers"), one of the Purchasers, payment shall be made by the cancellation of indebtedness of the Company owed to Flyers in an amount of up to $550,000, with the balance paid in cash. Flyers agrees to execute and deliver such documents as may be reasonably requested by counsel to the Company to evidence such cancellation of indebtedness.

     4.   RESTRICTION ON TRANSFER OF SECURITIES.

          4.1 RESTRICTIONS. The Shares are transferable only pursuant to (a) a public offering registered under the Securities Act of 1933 (the "Securities Act"), (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

          4.2  LEGEND; STOP TRANSFER ORDER.

          (a)  LEGEND.   Each certificate representing Shares shall be
     endorsed with the following legend:

          "The securities evidenced hereby were not issued in a transaction registered under the Securities Act of 1933 or any applicable state securities laws, and may not be transferred except (i) pursuant to an exemption from the registration requirements of the Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

          The aforesaid legend shall be removed with respect to securities held for at least two years by a person who has not been an affiliate of the Company (as defined in Rule 144 under the Securities Act) during the three months preceding the request for removal of such legend. The foregoing legend removal requirement is based on Rule 144(k) under the Securities Act as currently in force, and assumes that such Rule (or a successor thereto) in substantially its current form shall be in effect at the time of any such request for legend removal.

          (b) STOP TRANSFER ORDER. A stop transfer order shall be placed with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend (except as otherwise provided in paragraph (a) above).

          4.3 REMOVAL OF LEGEND. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 4.2(a) hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (c) if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a sale, transfer, assignment, offer pledge or disposition for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers as follows:

          5.1 ORGANIZATION, STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Shares and to otherwise perform its obligations under this Agreement. The copies of the Articles of Incorporation and Bylaws of the Company made available or delivered to the Purchasers or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement.

          5.2 QUALIFICATION. The Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business, properties or prospects.

          5.3  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

               (a) The execution, delivery and performance of this Agreement has been approved by the board of directors of the Company. No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Purchasers, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, conflict, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of the Company, (ii) any law applicable to the Company or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected.

               (c) Except for such filings as are required under federal or state securities laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental authority, court or other third party is necessary for the execution and delivery of this Agreement by the Company or the performance of and consummation by the Company of the transactions contemplated hereby.

          5.4 STATUS OF SHARES. The Shares to be issued to each Purchaser pursuant to this Agreement are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all encumbrances, except for encumbrances resulting from restrictions on transferability imposed by federal and state securities laws.

          5.5 SEC FILINGS. The Company has filed with the SEC all material forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), and the respective rules and regulations thereunder,
(a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the applicable Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, including any financial statements or schedules included therein, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and correct copies of the forms, statements, reports and documents filed by the Company with the SEC since December 31, 1997 (the "SEC Reports," with the Company's Form 10-Q for the quarter ended June 30,

1998 being referred to as the "Most Recent SEC Report"), together with any and all responses by the SEC thereto, have been furnished to the Purchasers. The consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes thereto) of the Company included in the SEC Reports (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, are in accordance with the books and records of the Company, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and, except for the absence of notes to the unaudited Financial Statements, present fairly the consolidated financial position of the Company as of their respective dates, and the results of its operations and cash flows for the periods presented therein.

          5.6 FORECAST. The 1998-1999 forecast dated August 3, 1998 (the "Forecast") furnished to the Purchasers, by way of a disclosure letter dated August 7, 1998, was prepared by the Company and is based on assumptions which management believes, to the best of their knowledge, are reasonable under the circumstances. Based on information as of the date of this Agreement, the Company expects to meet or exceed the forecasted results for the months of July and August, 1998.

          5.7 LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as described in a separate schedule furnished to the Purchasers, by way of a disclosure letter dated August 7, 1998, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending involving the Company or any officer of the Company (to the extent it pertains to any officer's duties involving the Company) or, to the knowledge of the Company, threatened against the Company, its properties, assets or business. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any ordinance, law or regulation.

          5.8 CAPITAL STOCK. The authorized , issued and outstanding capital stock of the Company, without giving effect to the sale of the Shares, is as set forth in the Most Recent SEC Report. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, except as disclosed in the SEC Reports (and except for employee stock options granted under the Company's 1993 Stock Option Plan since the date of the Most Recent SEC Report) under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company.

          5.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Most Recent SEC Report and the preparation of the Forecast, the business of the Company has been carried on in the ordinary and usual course, and the Company has not sustained since such date any material loss or interference with its business from fire, explosion, accident, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree. Since the date of the Most Recent SEC Report there has not been any material change or, to the actual knowledge of any executive officer of the Company, any development involving a prospective material change, in the business, operations, results of operations or financial condition of the Company.

          5.10 DEBT OBLIGATIONS. The Pro Forma Summary of Notes Payable and Long-Term Debt dated as of August 31, 1998 previously furnished to the Purchasers, by way of a disclosure letter dated August 28, 1998, is a complete and accurate description of all the Company's debt obligations. As of the date hereof, the Company is not in default under any debt obligation.

          5.11 FAIRNESS OPINION. Attached hereto as Exhibit 1, is a complete and accurate copy of the fairness opinion prepared by Dougherty Summit Securities LLC, which was received by the Company, pertaining to the sale of the Shares.

          5.12 DISCLOSURE. Neither this Agreement nor any certificate, schedule, statement or other document furnished or to be furnished to any Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

     6. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each of the Purchasers severally and not jointly represents and warrants for itself that:

          6.1 INVESTMENT INTENT. The Shares being acquired by such Purchaser hereunder are being purchased for such Purchaser's own account (except with respect to Tennenbaum & Co., LLC which intends to transfer the right to a portion of its Shares to certain of its employees who will hold such Shares for investment purposes) and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Such Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company upon this exemption is predicated in part upon this representation and warranty. Such Purchaser further understands that the Shares may not be transferred or resold without

(a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

          Such Purchaser understands that a sale of the Shares pursuant to Rule 144 may not be effected prior to the expiration of a one-year period after such Purchaser has acquired the Shares. Such Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

          6.2 LOCATION OF PRINCIPAL OFFICE AND QUALIFICATION AS ACCREDITED INVESTOR. The state in which such Purchaser's principal office (or domicile, if such Purchaser is an individual) is located is set forth in such Purchaser's address in Schedule A hereto. Unless otherwise indicated on such Purchaser's Certification attached to this Agreement, such Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act for the reasons specified on such Certification. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser. Such Purchaser has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to such Purchaser or to such Purchaser's qualified agents. Such Purchaser specifically acknowledges that the Forecast which has been furnished to Purchaser constitutes a "forward-looking statement" as defined in the Private Securities Litigation Reform Act of 1995 and that many factors may cause the Company's actual results to differ substantially from such forecast, including: general industry conditions, changes in fuel prices or fuel availability, labor difficulties, changes in local or national economic conditions, changes in the Company's relationship with United Airlines, changes in public subsidy rates for the Essential Air Service Program, and other risks detailed from time to time in the Company's SEC Reports.

          6.3 ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary action on the part of such Purchaser, has been duly executed and delivered by such Purchaser, and is a valid and binding agreement upon the part of such Purchaser, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

          6.4 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

     7.   REGISTRATION STATEMENT ON FORM S-3.

          7.1 DEMAND REGISTRATION RIGHT. Upon receipt of a written request from any Purchaser at any time after August 31, 1999, the Company shall file with the SEC a Registration Statement on Form S-3 or any successor short-form registration statement promulgated by the SEC ("Registration Statement") to register the resale by the Purchasers of the Registrable Securities or any portion thereof (as defined in Section 7.6 below) under the Securities Act. After the Registration Statement is filed, the Company shall use reasonable best efforts to (i) have the Registration Statement declared effective by the SEC,
(ii) thereafter prepare and file, as the Company shall determine may be required under the Securities Act and the rules and regulations thereunder, a prospectus supplement or supplements to the prospectus contained in the Registration Statement or a post-effective amendment or amendments to the Registration Statement and, with respect to any post-effective amendment, cause such post-effective amendment to be declared effective by the SEC, (iii) maintain the effectiveness of the Registration Statement until the earlier of (A) the date two years from the date of effectiveness of the Registration Statement, (B) the sale of all of the Registrable Securities pursuant to the Registration Statement, or (C) such time as the Purchaser having Registrable Securities included in the Registration Statement is eligible to sell all of such Registrable Securities within a single three month period pursuant to Rule 144 under the Securities Act. The Company further agrees that it will (i) furnish to the Purchasers and to the underwriters of the Registrable Securities, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus supplement, final prospectus and prospectus supplement and such other documents as such Purchasers may reasonably request in order to facilitate the public offering of the Registrable Securities, (ii) use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as the Purchasers may reasonably request in writing within 20 days following the original filing of the Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (iii) notify the Purchasers, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed, (iv) notify the Purchasers promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or prospectus supplement or for additional information, (v) prepare and file with the SEC, promptly upon the request of any Purchaser, any amendments or supplements to the Registration Statement or prospectus or prospectus supplement which, in the opinion of counsel for the Purchasers (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Purchaser, (vi) prepare and promptly file with the SEC and promptly notify the Purchasers of the filing of such amendment or supplement to the Registration Statement or prospectus or prospectus supplement as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus or prospectus supplement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (vii) advise the Purchasers, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. Each Purchaser hereby agrees to cooperate with all reasonable requests by the Company necessary to effectuate the preparation and filing of the Registration Statement and agrees to provide the Company with all information required in connection therewith in a timely manner and to comply with the procedures specified in Section 7.2 below. Notwithstanding anything in this Section 7.1 to the contrary, the Company's obligation to register the Registrable Securities shall terminate with respect to each Purchaser at such time as such Purchaser is eligible to sell all of its shares within any single three month period pursuant to Rule 144 under the Securities Act.

          7.2 LIMITATION ON RESALES. Prior to any sales of Registrable Securities under the Registration Statement by a Purchaser, the Purchaser contemplating the sales will provide the Company with written notice of such intention, addressed to the Company's Chief Financial Officer (a "Sale Notice"). The Company will notify such Purchaser within two (2) business days following receipt of the Sale Notice as to whether sales by the Purchaser may be made or will be limited as provided below. Upon notice from the Company permitting sales by the Purchaser, for a period beginning on the date of receipt by the Purchaser of such notice and ending 45 days thereafter (the "Window Period"), the Purchaser may offer and sell Registrable Securities from time to time pursuant to the Registration Statement. Anything in this Agreement to the contrary notwithstanding, the ability of a Purchaser to sell Registrable Securities pursuant to the Registration Statement and this Agreement shall be suspended in the event that, upon receiving a Sale Notice or during any Window Period, the Company's Chief Financial Officer certifies to the Purchasers that, in the good faith judgment of such officer (upon consultation to the extent practicable with the Board of Directors of the Company), (A) the sale would interfere in any material respect with any financing, acquisition, corporate reorganization or other similar material transaction under consideration by the Company, or (B) there is some other material development relating to the condition (financial or otherwise) of the Company that has not been generally publicly disclosed and as to which the Company deems advisable upon the advice of counsel at the time of the Sale Notice not to publicly disclose; provided, however, that, upon any such event specified in (A) or (B) above, the Company may not suspend sales by Purchasers under the Registration Statement for a period of more than ninety (90) days from the date of such certification by the Company's Chief Financial Officer. If, upon receipt of the Sale Notice, the Company has reasonably determined that it is necessary to file and cause to be declared effective a post-effective amendment to the Registration Statement or file a new or amended prospectus supplement or to otherwise cause disclosure to be made under the Exchange Act and incorporated by reference into the Registration Statement, and the Company determines not to rely on the proviso set forth in the preceding sentence in order to delay the making of such disclosure, the Company will take such action within seven (7) business days following receipt of the applicable Sale Notice. Nothing in this Section 7.2 shall restrict a Purchaser in selling any shares in a sale not made under the Registration Statement, including without limitation any private sales or sales pursuant to Rule 144 under the Securities Act.

          7.3 ELIGIBILITY FOR S-3 REGISTRATION. If at any time following the first anniversary of the Closing Date, the Company shall be ineligible to register its securities on Form S-3 (other than by reason of gross negligence or willful violation of the Company's obligations hereunder) then (i) the Company shall not be obligated to effect any registration of the Registrable Securities under Section 7.1 until such time as the Company becomes eligible to use Form S-3 (provided, however, that if at the time such eligibility is restored all of the Registrable Securities held by a Purchaser are then eligible for sale during any given three (3) month period under Rule 144 under the Securities Act, the Company will have no further registration obligation under Section 7.1 with respect to such Purchaser's Registrable Securities); and (ii) if the Registration Statement has become effective under the Securities Act, the Company may file an amendment to the Registration Statement deregistering any Registrable Securities remaining unsold at the time that the Company became ineligible to use Form S-3. In the event that the Company becomes ineligible to use Form S-3 through its gross negligence or willful misconduct and such ineligibility remains uncured for a period of 10 days, the Company's obligation to register the Registrable Securities will be deemed to extend to registration on Form S-1, S-2 or other applicable forms promulgated by the SEC. The Company will provide prompt notice to the Purchasers of any ineligibility to use Form S-3 and of any deregistration of the Registrable Securities under this Section.

          7.4 FEES AND EXPENSES. In connection with the registration of the Registrable Securities, the Company shall bear the following fees, costs and expenses: all registration and filing fees, NASD and Nasdaq or exchange listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Registrable Securities are to be registered or qualified. Fees and disbursements of counsel and accountants for the

Purchasers, underwriting discounts and commissions and transfer taxes relating to the Registrable Securities included in the offering, and any other expenses incurred by the Purchasers not expressly included above, shall be borne by the Purchasers.

          7.5  INDEMNIFICATION.  With respect to such registration:

          (a) Subject to compliance with Section 7.2, the Company will indemnify and hold harmless each Purchaser having Registrable Securities included in the Registration Statement, and any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Purchaser and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Purchaser or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) Each Purchaser having Registrable Securities included in the Registration Statement will indemnify and hold harmless the Company, its directors and officers, and any controlling person thereof and any underwriter from and against, and will reimburse the Company, its directors and officers, and any such controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Purchaser specifically for use in the preparation thereof.

          7.6 REGISTRABLE SECURITIES DEFINED; APPLICABILITY OF REGISTRATION RIGHT. For the purposes of this Section 7, the term "Registrable Securities" shall mean (i) the Shares, and (ii) any shares of common stock issued or issuable with respect to such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or a sale of substantially all of the Company's assets. It is specifically agreed that the obligation of the Company to register the Registrable Securities is personal to the Purchasers and may not be assigned or transferred in any manner without the prior express written consent of the Company.

     8. GENERAL INDEMNITY. The Company hereby agrees to indemnify and hold the Purchasers harmless from and against any and all loss, damage, liability, cost and expense (including reasonable attorneys' fees and disbursements) arising out of any third party claims relating to the Purchasers' purchase of Shares pursuant to this Agreement.

     9.   OTHER AGREEMENTS.

          (a) AGREEMENT AMONG PURCHASERS. Contemporaneously with the execution of this Agreement, Tennenbaum & Co., LLC, one of the Purchasers ("TCO"), Flyers and Douglas G. Voss, the sole shareholder of Flyers, have entered into that certain Co-Sale Agreement attached hereto as Exhibit 2, pursuant to which Flyers and Mr. Voss have granted TCO certain rights of co-sale on their shares of the Company's common stock.

          (b) AMENDMENT OF CERTAIN LETTER AGREEMENT. Contemporaneously with the execution of this Agreement, Tennenbaum Securities, LLC, an affiliate of TCO, and the Company have agreed to amend that certain letter agreement dated December 11, 1997 between Tennenbaum
     Securities, LLC and the Company.

     10. CHANGES, WAIVERS. ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     11. UNDERSTANDING AMONG PURCHASERS. The determination by each of the Purchasers to purchase the Shares pursuant to this Agreement has been made by such Purchaser independent of the other Purchasers, and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by the other Purchaser or by any agent or employee of the other Purchaser. In addition, it is acknowledged by each of the Purchasers that the other Purchaser has not acted as such Purchaser's agent in connection with making its investment hereunder.

     12. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

          (a) if to any Purchaser, addressed to such Purchaser at its address as shown on Schedule A hereto, or at such other address as such holder may specify by written notice to the Company, or

          (b) if to the Company, addressed to the Company, 1965 330th Street, Spencer, Iowa 51301, attention Chief Financial Officer, or to such other address as the Company may specify by written notice to the Purchasers, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

     13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES ETC. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares and payment therefor.

     14. HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     15. CHOICE OF LAW. It is the intention of the parties that the laws of the state of Iowa shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     16. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. PUBLIC ANNOUNCEMENTS. The Company agrees not to issue any press release or make any other public announcement concerning this Agreement which identifies a Purchaser without first receiving the prior consent of such Purchaser, which consent shall not be unreasonably withheld, provided, however, that nothing herein shall limit the Company's right to make such disclosures as may be required under the Securities Act or Exchange Act (including the filing of this Agreement as an Exhibit to any Exchange Act report).

                        [THIS SPACE INTENTIONALLY LEFT BLANK]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.


                                        Very truly yours,

                                        GREAT LAKES AVIATION, LTD.



                                        By:   /s/ Rolly Bergeson
                                           -------------------------------------
                                         Its: Chief Operating Officer
                                             -----------------------------------























                 ***Stock Purchase Agreement dated August 31, 1998***

     The foregoing Agreement is hereby accepted as of the date first above written.

                                        Iowa Great Lakes Flyers, Inc.



                                        By:   /s/ Douglas G. Voss
                                           -------------------------------------
                                         Its: President
                                             -----------------------------------


                                        Tennenbaum & Co., LLC



                                        By:   /s/ Michael E. Tannenbaum
                                           -------------------------------------
                                         Its: Managing Member
                                             -----------------------------------



















                 ***Stock Purchase Agreement dated August 31, 1998***

                               PURCHASER CERTIFICATION


     The undersigned, in connection with the Stock Purchase Agreement dated August 31, 1998 among Great Lakes Aviation, Ltd. (the "Company") and certain Purchasers listed in Schedule A thereto, hereby makes each of the representations contained in Section 6 of such Stock Purchase Agreement. The undersigned further represents that: he/she/it qualifies as an "accredited investor", as that term is used in Regulation D promulgated under the Securities Act of 1933 (the "Act"), because (check one):

(1)____ it is a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
          Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
          Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any instrumentality of a state or its subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)____ it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)____ it is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)____   he or she is a director or executive officer of the Company,

(5)____ he or she is an individual who has an individual net worth, or Joint net worth with his or her spouse, in excess of $1,000,000;

(6)____ he or she is an individual who had an income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of the same level in the current year;

(7)____ it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act, or

(8)____   it is an entity, all of whose equity owners are accredited investors;
          or




                                   Signature:
                                               ---------------------------------

                                  Print Name:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                   SSN or EIN:
                                               ---------------------------------

                                                                      SCHEDULE A


                                            Number of       Price
                                             Shares          per           Aggregate
Names and Addresses of Purchasers       To Be Purchased     Share        Purchase Price
---------------------------------       ---------------     -----        --------------
Iowa Great Lakes Flyers, Inc.                500,000        $2.00          $1,000,000
Attn: Douglas G. Voss
1965 330th Street
Spencer, IA 51301

Tennenbaum & Co., LLC                        500,000        $2.00          $1,000,000
1999 Avenue of the Stars, Suite 1010
Los Angeles, CA 90067-6022





                                         A-1